As filed with the Securities and Exchange Commission on September 17, 2013

Registration No.	333-157928
333-149622
333-141287
333-138898
333-132478
333-123323
333-113651
333-104108
333-84904
333-57486
333-44794
333-38078
333-93423

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1 to Registration Statement No. 333-157928

Post-Effective Amendment No. 1 to Registration Statement No. 333-149622

Post-Effective Amendment No. 2 to Registration Statement No. 333-141287

Post-Effective Amendment No. 1 to Registration Statement No. 333-138898

Post-Effective Amendment No. 3 to Registration Statement No. 333-132478

Post-Effective Amendment No. 3 to Registration Statement No. 333-123323

Post-Effective Amendment No. 3 to Registration Statement No. 333-113651

Post-Effective Amendment No. 3 to Registration Statement No. 333-104108

Post-Effective Amendment No. 3 to Registration Statement No. 333-84904

Post-Effective Amendment No. 2 to Registration Statement No. 333-57486

Post-Effective Amendment No. 2 to Registration Statement No. 333-44794

Post-Effective Amendment No. 2 to Registration Statement No. 333-38078

Post-Effective Amendment No. 2 to Registration Statement No. 333-93423

UNDER

THE SECURITIES ACT OF 1933

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0449487
(State of Incorporation)	(I.R.S. Employer Identification No.)

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(Address of principal executive offices, including zip code)

2006 Equity Incentive Plan

2000 Non-Officer Stock Option Plan

2000 International Stock Option Plan

1999 Employee Stock Purchase Plan

1999 Non-Employee Directors Stock Option Plan

1997 Stock Option Plan

(Full title of the plans)

John Borkholder

General Counsel

Maxygen, Inc.

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(650) 241-2292

(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
N/A	N/A	N/A	N/A	N/A

EXPLANATORY NOTE

As contemplated by the Plan of Complete Liquidation and Dissolution of Maxygen, Inc. (the “Company”), the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware, which became effective on August 29, 2013 and provides for the dissolution of the Company under the General Corporation Law of the State of Delaware (the “Dissolution”). In connection with the Dissolution, all outstanding equity awards granted under or governed by the Company’s equity incentive plans (collectively, the “Plans”), including the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) and the Company’s 1999 Employee Stock Purchase Plan (“ESPP”), have been cancelled and each of the Plans has been terminated.

In accordance with the undertaking in the Registration Statements (as defined below), the Company is hereby filing this Post-Effective Amendment No. 1 to each of the Company’s registration statements on Form S-8 (registration nos. 333-157928, 333-149622 and 333-138898); Post-Effective Amendment No. 2 to each of the Company’s registration statements on Form S-8 (registration nos. 333-141287, 333-57486, 333-44794, 333-38078 and 333-93423) and Post-Effective Amendment No. 3 to each of the Company’s registration statements on Form S-8 (registration nos. 333-132478, 333-123323, 333-113651, 333-104108 and 333-84904) (collectively, the “Registration Statements”) to terminate the effectiveness of each such Registration Statement and to remove from registration all shares of the Company’s common stock that have not been issued and are not subject to issuance pursuant to outstanding equity awards under the Plans, including 9,013,115 shares of the Company’s common stock that have not been issued and are not subject to issuance pursuant to outstanding equity awards under the 2006 Plan and 1,446,179 shares of the Company’s common stock that have not been issued and are not subject to issuance pursuant to the ESPP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in San Mateo, California, on September 17, 2013.

MAXYGEN, INC.

By:	/s/ Isaac Stein
Isaac Stein
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Isaac Stein Isaac Stein	Chief Executive Officer, Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer) and Sole Director	September 17, 2013